Exhibit 99.3

Unaudited Pro Forma Condensed
Combined Financial Information

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of Crown Castle International Corp. ("Crown Castle" or "CCIC") and Tower Sites (a component of AT&T Inc., a Delaware Corporation ("AT&T")), after giving effect to (1) the acquisition by Crown Castle, through certain of its wholly owned subsidiaries, of the exclusive right to lease, operate or otherwise acquire approximately 9,675 wireless communication sites (the "Sites") from certain subsidiaries of AT&T for approximately $4.827 billion in cash (the "AT&T Transaction"), and (2) the related financings described herein (collectively, together with the AT&T Transaction, the "Transactions"). The adjustments set forth herein and described in the accompanying footnotes are intended to reflect the impact of the Transactions on Crown Castle. The accompanying unaudited pro forma condensed combined financial statements are based upon the historical financial statements and have been developed from the (1) audited consolidated financial statements of Crown Castle contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and the unaudited condensed consolidated financial statements of Crown Castle contained in its periodic report on Form 10-Q for the nine months ended September 30, 2013, and (2) Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T) for the year ended December 31, 2012 and the nine months ended September 30, 2013. Tower Sites is not a legal entity and references to "Tower Sites" refer to the collective operations of the Sites. The unaudited pro forma condensed combined financial statements are prepared using the purchase method of accounting, with Crown Castle treated as the acquirer and as if the Transactions had been consummated on September 30, 2013 for purposes of preparing the unaudited condensed combined balance sheet, and on January 1, 2012 for purposes of preparing the unaudited condensed combined statement of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013.
Crown Castle is in the process of obtaining a third-party valuation of certain of the assets acquired and liabilities assumed from AT&T, including property and equipment and intangible assets. Given the size and timing of the AT&T Transaction, the amount of certain assets and liabilities presented are based on preliminary valuations and are subject to adjustment as additional information is obtained and the third-party valuation is finalized. The primary areas of the purchase price allocation that are not finalized relate to fair values of property and equipment, intangibles and goodwill. However, as indicated in note (B) to the unaudited pro forma condensed combined financial statements, Crown Castle made preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements. The preliminary purchase price allocation is based on the assumption that substantially all of the leased Sites in the AT&T Transaction are accounted for as prepaid capital leases. Any excess purchase price over the acquired net assets, as adjusted to reflect estimated fair values, has been recorded as goodwill. Actual results may differ from these unaudited pro forma condensed combined financial statements once Crown Castle has completed the valuation studies necessary to finalize the required purchase price allocations. There can be no assurance that such finalization will not result in material changes.
On January 1, 2014, Crown Castle began operating as a real estate investment trust ("REIT") for U.S. federal income tax purposes. As a REIT, Crown Castle will generally be entitled to a deduction for dividends that it pays and therefore should not be subject to U.S. federal corporate income tax on its net taxable income that is currently distributed to its stockholders. However, Crown Castle may be subject to certain federal, state, local and foreign taxes on its income and assets, including alternative minimum taxes, taxes on any undistributed income, and state, local or foreign income, franchise, property and transfer taxes. As a result of Crown Castle's REIT election, its financial statements will no longer include deferred tax assets and liabilities related to entities included in the REIT. As a result during the fourth quarter of 2013, Crown Castle de-recognized the net deferred tax assets related to the entities included in the REIT and recorded a corresponding non-cash income tax charge, leaving (1) a remaining deferred tax asset of approximately $24 million related to foreign taxes, (2) a federal deferred tax liability of approximately $20 million and (3) a state deferred tax liability of approximately $15 million, relating to our taxable REIT subsidiaries. The de-recognition of the deferred tax assets and liabilities was recorded when Crown Castle completed all necessary actions to qualify as a REIT and obtained final approval from its board of directors in December of 2013. The assets and operations from the AT&T Transaction are included in the REIT and, as a result, no deferred income tax assets or liabilities were recognized in conjunction with the AT&T Transaction. No pro forma adjustments were made related to Crown Castle's REIT conversion; including with respect to the non-recurring de-recognition of Crown Castle's existing deferred tax assets and liabilities related to the entities included in the REIT.
The accompanying unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Crown Castle would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed combined financial statements do not include the realization of potential cost savings from operating efficiencies or restructuring costs that may result from the AT&T Transaction. The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Crown Castle previously filed on its

Exhibit 99.3

Form 10-K and Form 10-Q, and the Statements of Revenues and Certain Expenses of Tower Sites (a component of AT&T) and accompanying notes included elsewhere in this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet
Crown Castle International Corp. and Subsidiaries
September 30, 2013
(In thousands of dollars, except share amounts)

	Historical(A)	Adjustments for the Transactions(B)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$218,649	$(42,026)	(B1)
		(1,244)	(B2)	$175,379
Restricted cash	157,699	—		157,699
Receivables, net	236,211	—		236,211
Prepaid expenses	117,866	20,428	(B2)	138,294
Deferred income tax assets	189,878	—		189,878
Other current assets	79,500	—		79,500
Total current assets	999,803	(22,842)		976,961
Deferred site rental receivables, net	1,031,966	—		1,031,966
Property and equipment, net of accumulated depreciation	6,904,346	1,965,375	(B2)	8,869,721
Goodwill	3,140,308	1,768,535	(B2)	4,908,843
Other intangible assets, net	2,821,812	1,280,071	(B2)	4,101,883
Deferred income tax assets	21,311	—		21,311
Long-term prepaid rent, deferred financing costs and other assets, net	648,026	7,026	(B1)
		3,253	(B2)	658,305
Total assets	$15,567,572	$5,001,418		$20,568,990

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$119,689	$—		$119,689
Accrued interest	64,571	—		64,571
Deferred revenues	248,807	—		248,807
Other accrued liabilities	131,273	23,874	(B2)	155,147
Current maturities of debt and other obligations	115,378	10,000	(B1)	125,378
Total current liabilities	679,718	33,874		713,592
Debt and other long-term obligations	10,660,076	855,000	(B1)	11,515,076
Deferred income tax liabilities	153,967	—		153,967
Below-market tenant leases, deferred ground lease payable and other liabilities	1,076,521	198,133	(B2)	1,274,654
Total liabilities	12,570,282	1,087,007		13,657,289
Commitments and contingencies
CCIC stockholders' equity:
Common stock, $.01 par value; 600,000,000 shares authorized	2,927	414	(B3)	3,341
4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share; 20,000,000 shares authorized	—	98	(B3)	98
Additional paid-in capital	5,553,717	3,926,088	(B3)	9,479,805
Accumulated other comprehensive income (loss)	(61,339)	—		(61,339)
Accumulated deficit	(2,512,333)	(12,189)	(B2)	(2,524,522)
Total CCIC stockholders' equity	2,982,972	3,914,411		6,897,383
Noncontrolling interest	14,318	—		14,318
Total equity	2,997,290	3,914,411		6,911,701
Total liabilities and equity	$15,567,572	$5,001,418		$20,568,990

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
Crown Castle International Corp. and Subsidiaries
Year Ended December 31, 2012
(In thousands except per share data)

	Historical Year Ended(C)	Adjustments for the Transactions(D)		Pro Forma Year Ended
Net revenues:
Site rental	$2,124,190	$396,340	(D1)	$2,520,530
Network services and other	308,490	10,836	(D1)	319,326
Net revenues	2,432,680	407,176		2,839,856
Operating expenses:
Cost of operations(1):
Site rental	539,239	192,240	(D1)	731,479
Network services and other	189,750	5,151	(D1)	194,901
General administrative	212,572	12,094	(D1)	224,666
Asset write-down charges	15,548	—		15,548
Acquisition and integration costs	18,298	—		18,298
Depreciation, amortization and accretion	622,592	227,997	(D2)	850,589
Total operating expenses	1,597,999	437,482		2,035,481

Operating income (loss)	834,681	(30,305)		804,376
Interest expense and amortization of deferred financing costs	(601,044)	(25,211)	(D3)	(626,255)
Gains (losses) on retirement of long-term obligations	(131,974)	—		(131,974)
Interest income	4,556	—		4,556
Other income (expense)	(5,392)	—		(5,392)
Income (loss) before income taxes	100,827	(55,516)		45,311
Benefit (provision) for income taxes	100,061	22,206	(D4)	122,267
Net income (loss)	200,888	(33,310)		167,578
Less: Net income (loss) attributable to the noncontrolling interest	12,304	—		12,304
Net income (loss) attributable to CCIC stockholders	188,584	(33,310)		155,274
Dividends on preferred stock	(2,629)	(43,988)	(D5)	(46,617)
Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$185,955	$(77,298)		$108,657
Net income (loss)	$200,888	$(33,310)		$167,578
Other comprehensive income (loss):
Interest rate swaps, net of taxes:
Amounts reclassified into "interest expense and amortization of deferred financing costs," net of taxes	48,124	—		48,124
Foreign currency translation adjustments	6,308	—		6,308
Total other comprehensive income (loss)	54,432	—		54,432
Comprehensive income (loss)	255,320	(33,310)		222,010
Less: Comprehensive income (loss) attributable to the noncontrolling interest	11,531	—		11,531
Comprehensive income (loss) attributable to CCIC stockholders	$243,789	$(33,310)		$210,479
Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.64	N/M		$0.33	(D6)
Diluted	$0.64	N/M		$0.33	(D6)
Weighted-average common shares outstanding (in thousands):
Basic	289,285	41,400	(D6)	330,685
Diluted	291,270	41,400	(D6)	332,670

(1)	Exclusive of depreciation, amortization and accretion shown separately.
N/M: Not meaningful

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
Crown Castle International Corp. and Subsidiaries
Nine Months Ended September 30, 2013
(In thousands except per share data)

	Historical Nine Months Ended (E)	Adjustments for the Transactions(F)		Pro Forma Nine Months Ended
Net revenues:
Site rental	$1,853,030	$306,666	(F1)	$2,159,696
Network services and other	370,935	5,285	(F1)	376,220
Net revenues	2,223,965	311,951		2,535,916
Operating expenses:
Cost of operations(1):
Site rental	538,587	147,518	(F1)	686,105
Network services and other	229,574	3,400	(F1)	232,974
General administrative	171,539	10,163	(F1)	181,702
Asset write-down charges	10,705	—		10,705
Acquisition and integration costs	13,186	—		13,186
Depreciation, amortization and accretion	572,518	170,998	(F2)	743,516
Total operating expenses	1,536,109	332,079		1,868,188

Operating income (loss)	687,856	(20,128)		667,728
Interest expense and amortization of deferred financing costs	(446,641)	(18,908)	(F3)	(465,549)
Gains (losses) on retirement of long-term obligations	(36,487)	—		(36,487)
Interest income	861	—		861
Other income (expense)	(753)	—		(753)
Income (loss) before income taxes	204,836	(39,036)		165,800
Benefit (provision) for income taxes	(88,254)	15,614	(F4)	(72,640)
Net income (loss)	116,582	(23,422)		93,160
Less: Net income (loss) attributable to the noncontrolling interest	2,925	—		2,925
Net income (loss) attributable to CCIC stockholders	113,657	(23,422)		90,235
Dividends on preferred stock	—	(32,991)	(F5)	(32,991)
Net income (loss) attributable to CCIC stockholders after deduction of dividends on preferred stock	$113,657	$(56,413)		$57,244
Net income (loss)	$116,582	$(23,422)		$93,160
Other comprehensive income (loss):
Interest rate swaps, net of taxes:
Amounts reclassified into "interest expense and amortization of deferred financing costs," net of taxes	31,671	—		31,671
Foreign currency translation adjustments	(32,344)	—		(32,344)
Total other comprehensive income (loss)	(673)	—		(673)
Comprehensive income (loss)	115,909	(23,422)		92,487
Less: Comprehensive income (loss) attributable to the noncontrolling interest	1,800	—		1,800
Comprehensive income (loss) attributable to CCIC stockholders	$114,109	$(23,422)		$90,687
Net income (loss) attributable to CCIC common stockholders, per common share:
Basic	$0.39	N/M		$0.17	(F6)
Diluted	$0.39	N/M		$0.17	(F6)
Weighted-average common shares outstanding (in thousands):
Basic	290,900	41,400	(F6)	332,300
Diluted	292,043	41,400	(F6)	333,443

(1)	Exclusive of depreciation, amortization and accretion shown separately.
N/M: Not meaningful

See notes to unaudited pro forma condensed combined financial statements.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

A.
Reflects Crown Castle's condensed consolidated balance sheet as of September 30, 2013 derived from Crown Castle's unaudited condensed consolidated financial statements included in Crown Castle's Form 10-Q for the nine months ended September 30, 2013, filed on November 8, 2013.

B.    Reflects the Transactions as set forth below.

B1.	The table below reflects the total purchase price and funding sources for the AT&T Transaction.

Prepaid lease and acquisition payment	$4,827,700
Prorated expenses and revenues adjustment	(1,100)
Total purchase price	$4,826,600

Cash on hand	$42,026
Common Stock Offering, net of fees and expenses (see B3)	2,977,000
Mandatory Convertible Preferred Stock Offering, net of fees and expenses (see B3)	949,600
CCOC Revolving Credit Facility Drawdown, net of repayment (see B3)	165,000
Incremental Tranche B Term Loans, net of fees and expenses (see B3)(1)	493,612
Incremental Tranche A Term Loans, net of fees and expenses (see B3)(1)	199,362
Total sources of funds	$4,826,600

(1)	Inclusive of aggregate fees and expenses of approximately $7.0 million recorded as deferred financing costs.

B2.	The table below reflects the preliminary purchase price allocation for the AT&T Transaction.

Balance Sheet Caption	Amount
Prepaid expenses	$23,681
Property and equipment	1,965,375
Goodwill	1,768,535
Other intangible assets	1,280,071
Other accrued liabilities	(12,929)
Below-market leases, deferred ground lease payable and other liabilities(1)	(198,133)
Net assets acquired	$4,826,600

(1)	Predominately consists of above-market ground leases.
Additionally, accumulated deficit was reduced by $12.2 million (reflected as an increase in other accrued liabilities of $11.0 million and a decrease in cash of $1.2 million) for estimated transaction costs directly related to the AT&T Transaction that would be expensed. Estimated transaction costs have been excluded from the pro forma statement of operations as they reflect non-recurring charges directly related to the AT&T Transaction.
On January 1, 2014, Crown Castle began operating as a REIT for U.S. federal income tax purposes. The assets and operations from the AT&T Transaction are included in the REIT and, as a result, no deferred tax assets or liabilities are reflected in the preliminary purchase price allocation. No other adjustment to these pro forma financial statements were made related to Crown Castle's REIT conversion.

B3.	Equity Financings
On October 28, 2013, Crown Castle issued 41.4 million shares of its common stock ("Common Stock"), par value $0.01 per share ("Common Stock Offering"), which generated net proceeds of approximately $3.0 billion. As of September 30, 2013, pro forma for the Common Stock Offering Crown Castle had approximately 334 million shares of Common Stock outstanding. The net proceeds from the Common Stock Offering were used to partially fund the AT&T Transaction.
On October 28, 2013, Crown Castle also issued 9.8 million shares of its 4.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share ("4.50% Mandatory Convertible Preferred Stock"), which generated net proceeds of approximately $949.6 million. The holders of the 4.50% Mandatory Convertible Preferred Stock are entitled to receive cumulative dividends, when and if declared by Crown Castle's board of directors, at the rate of 4.50% per annum payable on February 1, May 1, August 1 and November 1 of each year, commencing on February 1, 2014, and to, and including, November 1, 2016. The dividends may be paid in cash or, subject to certain limitations, shares of Common Stock or any

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

combination of cash and shares of Common Stock. The net proceeds from the issuance of the 4.50% Mandatory Convertible Preferred Stock were used to partially fund the AT&T Transaction.
Unless converted earlier, each outstanding share of the 4.50% Mandatory Convertible Preferred Stock will automatically convert on November 1, 2016 into between 1.0811 and 1.3513 shares of Common Stock, depending on the applicable market value of the Common Stock and subject to certain anti-dilution adjustments. At any time prior to November 1, 2016, holders of the 4.50% Mandatory Convertible Preferred Stock may elect to convert all or a portion of their shares into Common Stock at the minimum conversion rate of 1.0811, subject to certain anti-dilution adjustments.
Debt Financings
Crown Castle drew $865 million from its Crown Castle Operating Company ("CCOC") Revolving Credit Facility ("Credit Facility") in order to partially fund the AT&T Transaction at closing on December 16, 2013. On December 30, 2013, Crown Castle repaid $700 million on the Credit Facility using (1) the net proceeds of $493.6 million from the $500 million tranche B-2 incremental term loans ("Incremental Tranche B Term Loans"), (2) the net proceeds of $199.4 million from the $200 million tranche A incremental term loans ("Incremental Tranche A Term Loans") and (3) cash on hand. The Incremental Tranche B Term Loans and the Incremental Tranche A Term Loans were issued pursuant to the Incremental Facility Amendment No. 3 and Maturity Date Extension dated December 30, 2013, among Crown Castle, CCOC, certain subsidiaries of CCOC, the lenders party thereto and the Royal Bank of Scotland ("RBS"), as administrator agent, to the Credit Agreement dated as of January 31, 2012 (as amended, supplemented or otherwise modified, the ("Credit Agreement") by and among CCOC, Crown Castle, the lenders and issuing banks from time to time party thereto, RBS, as administrative agent, and Morgan Stanley Senior Funding Inc., as co-documentation agent.
The Incremental Tranche B Term Loans will mature on January 31, 2021 and have substantially the same terms as the CCOC's outstanding tranche B term loans under the Credit Agreement. The Incremental Tranche B Term Loans bear interest at a per annum rate equal to LIBOR plus 2.25% to 2.50% (with LIBOR subject to a floor of 0.75% per annum), based on CCOC's total net leverage ratio.
The Incremental Tranche A Term Loans will mature on November 1, 2018, or, if the aggregate principal amount of CCOC's outstanding tranche B term loans under the Credit Agreement (the maturity date of which has not been extended to a date that is on or after July 31, 2019) is less than or equal to $500 million, January 31, 2019. The Incremental Tranche A Term Loans have substantially the same terms as the CCOC's outstanding tranche A term loans under the Credit Agreement. The Incremental Tranche A Term Loans bear interest at a per annum rate equal to LIBOR plus 1.5% to 2.25%, based on CCOC's total net leverage ratio.
The Credit Facility, Incremental Tranche A Term Loans and Incremental Tranche B Term Loans currently bear interest at 2.17%, 2.17% and 3.25%, respectively. As a result, a hypothetical unfavorable fluctuation in market interest rates on these borrowings of 1/8 of a percent point over a 12 month period would increase Crown Castle's interest expense by approximately $1 million when giving effect to its LIBOR floor and would increase its interest expense by approximately $5 million exclusive of the impact of its LIBOR floor.

C.
Reflects Crown Castle's condensed consolidated statement of operations for the year ended December 31, 2012, derived from Crown Castle's audited financial statements included in its Form 10-K filed on February 12, 2013.

D.	Reflects the Transactions as set forth below

D1.
Reflects full year 2012 revenues and certain expenses of Tower Sites (a component of AT&T Inc.) as adjusted for the items footnoted below. These amounts were derived from the audited Statement of Revenues and Certain Expenses of Tower Sites (a component of AT&T Inc.) for the year ended December 31, 2012 included elsewhere herein.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

	Year Ended December 31, 2012
	As Reported	Adjustments		As Adjusted
Revenues:
Lease revenues	$154,757	$241,583	(i)	$396,340
Service revenues	10,836	—		10,836
	165,593	241,583		407,176
Certain expenses:
Lease expense(v)	155,282	19,785	(ii)	175,067
Property taxes	18,059	(886)	(iii)	17,173
Network services and other expenses	—	5,151	(iv)	5,151
	173,341	24,050		197,391
Selling, general & administrative expenses	12,094	—		12,094
Total certain expenses	185,435	24,050		209,485
Revenues (less than) in excess of expenses	$(19,842)	$217,533		$197,691

(i)
Represents the combination of both (1) the annual rent of $220.6 million Crown Castle expects to recognize from AT&T under AT&T's contracted lease of space on the Sites at an initial monthly rate of $1,900 per Site and (2) an increase in straight-line revenues from the AT&T lease and other third party leases of approximately $21.0 million.

(ii)
Represents (1) an adjustment of $26.3 million to straight-line expense for ground leases with contractual fixed escalations relating to the Sites, (2) the net impact of the amortization of above-market and below-market ground leases, (3) the inclusion of site insurance expenses, partially offset by reclassifications discussed below under (iv).

(iii)	Represents an adjustment of real and personal property taxes to reflect the fixed annual amount per tower of $1,769 that Crown Castle has agreed to pay to AT&T for real and personal property taxes.

(iv)
Represents an adjustment to reclassify certain network services and other expenses from lease expense to network services and other expenses consistent with the manner in which Crown Castle reports such expenses.

(v)	Includes tower operating expenses such as repairs and maintenance, utilities and site insurance expenses.

D2.
Reflects depreciation, amortization and accretion on the Sites based on the estimated tangible and customer-related intangible assets of the Sites. For purposes of computing pro forma depreciation expense, a useful life equal to the shorter of 20 years or the term of the underlying ground lease including optional renewal periods was utilized, resulting in an average useful life of approximately 15 years. The fair value adjustment to identifiable intangible assets for the customer-related intangible is being amortized over an estimated useful life of 20 years.

	Amount	Annual Depreciation Expense
Property and equipment	$1,911,875	$171,797
Intangible assets	1,124,000	56,200
Total		$227,997

D3.	Reflects the increased annual interest expense and amortization of deferred financing costs from the aggregate borrowings of $865 million discussed under the heading "Debt Financing" in Note B3.

D4.
Benefit (provision) for income taxes reflects the aggregate pro forma tax effect of the AT&T Transaction using the federal and state statutory rates. As discussed in Note B2, no adjustment was made to reflect the impact of Crown Castle operating as a REIT as of January 1, 2014.

D5.	Reflects dividends on the 4.50% Mandatory Convertible Preferred Stock discussed in Note B3.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

D6.	The following is a summary of the pro forma adjustment to the weighted-average common shares outstanding and net income (loss) attributable to CCIC common stockholders.

	Year Ended December 31, 2012
	Historical Year Ended	Adjustments	Pro Forma Year End
Weighted-average common shares outstanding (in thousands):
Basic weighted-average common shares outstanding	289,285	41,400	330,685
Effect of assumed dilution from potential common shares relating to stock options and restricted stock awards	1,985	—	1,985
Diluted weighted-average common shares outstanding	291,270	41,400	332,670
Net income (loss) attributable to CCIC stockholders, per common share:
Basic	$0.64		$0.33
Diluted	$0.64		$0.33
The weighted average common shares outstanding are inclusive of the impact of the issuance of 41.4 million shares of Common Stock used to fund the AT&T Transaction. Approximately 13.2 million common shares reserved for issuance in connection with the conversion of the 4.50% Mandatory Convertible Preferred Stock are excluded from the weighted average diluted common shares outstanding because the impact of such conversion would be anti-dilutive. See Note B3.

E.
Reflects Crown Castle's unaudited condensed consolidated statement of operations for the nine months ended September 30, 2013, derived from Crown Castle's unaudited condensed consolidated financial statements included in Crown Castle's Form 10-Q filed on November 8, 2013.

F.	Reflects the Transactions as set forth below

F1.
Reflects revenues and certain expenses of Tower Sites (a component of AT&T Inc.) as adjusted for the items footnoted below for the nine months ended September 30, 2013. These amounts were derived from the unaudited statement of revenues and certain expenses of Tower Sites (a component of AT&T Inc.) for the nine months ended September 30, 2013 included elsewhere herein.

	Nine Months Ended September 30, 2013
	As Reported	Adjustments		As Adjusted
Revenues:
Lease revenue	$126,372	$180,294	(i)	$306,666
Service revenue	5,285	—		5,285
	131,657	180,294		311,951
Certain expenses:
Lease expense(v)	118,209	16,429	(ii)	134,638
Property taxes	13,305	(425)	(iii)	12,880
Network services and other expenses	—	3,400	(iv)	3,400
	131,514	19,404		150,918
Selling, general & administrative expenses	10,163	—		10,163
Total certain expenses	141,677	19,404		161,081
Revenues (less than) in excess of expenses	$(10,020)	$160,890		$150,870

(i)
Represents the combination of both (1) the nine month rent of $165.4 million Crown Castle expects to recognize from AT&T under AT&T's contracted lease of space on the Sites at an initial monthly rate of $1,900 per Site and (2) a increase to straight-line revenue from the AT&T lease and other third party leases totaling $14.9 million.

(ii)
Represents (1) an adjustment of $20.8 million to straight-line expense for ground leases with contractual fixed escalations relating to the Sites, (2) the net decrease of the amortization of above-market and below-market ground leases, (3) the inclusion of site insurance expenses, partially offset by reclassifications discussed below under (iv).

(iii)	Represents an adjustment of real and personal property taxes to reflect the fixed annual amount per tower of $1,769 that Crown Castle has agreed to pay to AT&T for real and personal property taxes.

Notes to Pro Forma Condensed Combined Financial Statements (Unaudited)
Crown Castle International Corp. and Subsidiaries
(tabular dollars in thousands)

(iv)
Represents an adjustment to reclassify certain network services and other expenses from site rental lease expense to network services and other expenses consistent with the manner in which Crown Castle reports such expenses.

(v)	Includes tower operating expenses such as repairs and maintenance, utilities and site insurance expenses.

F2.
Reflects depreciation, amortization and accretion on estimated tangible and customer-related intangible assets of the Sites. For purposes of computing pro forma depreciation expense, a useful life equal to the shorter of 20 years or the term of the underlying ground lease including optional renewal periods was utilized, resulting in an average useful life of approximately 15 years. The fair value adjustment to identifiable intangible assets for the customer-related intangible is being amortized over an estimated useful life of 20 years.

	Amount	Nine Month Depreciation Expense
Property and equipment	$1,911,875	$128,848
Intangible assets	1,124,000	42,150
Total		$170,998

F3.	Reflects the increased interest expense and amortization of deferred financing costs from the aggregate borrowings of $865 million discussed under the heading "Debt Financing" in Note B3.

F4.
Benefit (provision) for income taxes reflects the aggregate pro forma tax effect of the AT&T Transaction using the federal and state statutory rates. As discussed in Note B2, no adjustment was made to reflect the impact of Crown Castle operating as a REIT as of January 1, 2014.

F5.	Reflects dividends on the 4.50% Mandatory Convertible Preferred Stock discussed in Note B3.

F6.	The following is a summary of the pro forma adjustment to the weighted-average common shares outstanding and net income (loss) attributable to CCIC common stockholders.

	Year Ended September 30, 2013
	Historical Nine Months Ended	Adjustments	Pro forma Nine Months Ended
Weighted-average common shares outstanding (in thousands):
Basic weighted-average common shares outstanding	290,900	41,400	332,300
Effect of assumed dilution from potential common shares relating to restricted stock awards	1,143	—	1,143
Diluted weighted-average common shares outstanding	292,043	41,400	333,443
Net income (loss) attributable to CCIC stockholders, per common share:
Basic	$0.39		$0.17
Diluted	$0.39		$0.17
The weighted-average common shares outstanding are inclusive of the impact of the issuance of 41.4 million shares of Common Stock used to fund the AT&T Transaction. Approximately 13.2 million common shares reserved for issuance in connection with the conversion of the 4.50% Mandatory Convertible Preferred Stock are excluded from the weighted average diluted common shares outstanding because the impact of such conversion would be anti-dilutive. See Note B3.